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                             BLUE BIRD BODY COMPANY



                                  $100,000,000

                   10 3/4% Senior Subordinated Notes due 2006



                               PURCHASE AGREEMENT



Dated:  November 13, 1996

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                                  $100,000,000

                             BLUE BIRD BODY COMPANY
                             (a Georgia corporation)

                   10 3/4% Senior Subordinated Notes due 2006


                               PURCHASE AGREEMENT


November 13, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BT SECURITIES CORPORATION
   c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
       Merrill Lynch World Headquarters
       North Tower
       World Financial Center
       New York, New York  10281-1305

Ladies and Gentlemen:

            Blue Bird Body Company, a Georgia corporation (the "Company") confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and BT Securities Corporation (collectively with Merrill Lynch, the "Initial Purchasers") with respect to the issue and sale by the Company (the "Offering") and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $100,000,000 aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2006 (the "Notes"). The Notes are to be issued pursuant to an indenture to be dated as of November 15, 1996 (the "Indenture") among the Company, as issuer of the Notes, and guaranteed (the "Guarantee" and, collectively with the Notes, the "Securities"), on a senior subordinated basis by Blue Bird Corporation, a Delaware Corporation, which owns all of the capital stock of the Company (the
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                                       -2-

"Guarantor" or "BBC"), and Chase Manhattan Bank, as trustee (the "Trustee"). The Company and the Guarantor are hereinafter referred to collectively as the "Issuers" and this agreement (this "Agreement" or the "Purchase Agreement"), the Indenture, the Securities, the Exchange Securities (as defined below), the Private Exchange Securities (as defined below) and the Registration Rights Agreement (as defined below) are referred to collectively as the "Operative Documents."

            As described in the Offering Memorandum (as defined below), the Offering is part of an overall recapitalization of the Company, pursuant to which (i) the Company's existing bank credit agreement will be replaced and refinanced by an amended and restated credit agreement (the "New Credit Agreement"), (ii) the Company will pay a special cash dividend to BBC (the "Blue Bird Dividend") on all shares of its common stock, par value $ .01 per share, and BBC will pay a special cash dividend on all shares of its common stock (the "BBC Common Shares") and make payments to holders of options to purchase BBC Common Shares (the "BBC Distribution" and, together with the Blue Bird Dividend, the "Distribution") and (iii) all of the Company's outstanding 11 3/4% Senior Subordinated Notes due 2002, Series B (the "Old Notes") will be retired pursuant to the terms of letters providing for the sale of the Old Notes to the Company executed by the holders of the Old Notes (the "Note Repurchase Letters"). The Offering, the replacement of the Company's existing credit agreement with the New Credit Agreement, the Distribution and the retirement of the Old Notes and , if required, the execution of a supplemental indenture in respect of the Old Notes are collectively referred to herein as the "Recapitalization."

      Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum referred to below.

            The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated October 29, 1996 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof, copies of a final offering memorandum dated November 13, 1996 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of,

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or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, together with any amendment or supplement to either such document), including exhibits thereto which have been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Securities by the Initial Purchasers.

            The Company understands that the Initial Purchasers propose to make an offering of the Securities only on the terms and in the manner set forth in the Offering Memorandum and Section 4 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and
(7) under Regulation D of the Act ("Accredited Investors")) in private sales exempt from registration under the Act or (iii) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Act ("Regulation S"), pursuant to Rule 904 of Regulation S.

            The Initial Purchasers and other holders of Securities (including subsequent transferees) will be entitled to the benefits of the registration rights agreement, to be dated as of November 19, 1996 (the "Registration Rights Agreement"), between the Issuers and the Initial Purchasers, in the form attached hereto as Exhibit A. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein either (i) a registration statement under the Act registering the Exchange Securities (as defined in the Registration Rights Agreement) to be offered in exchange for the Securities and to use its best efforts to cause such registration statement to be declared effective or (ii) under certain circumstances set forth therein, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities

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by holders thereof or, if applicable, relating to the resale of Private Exchange
Securities (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Securities for Private Exchange Securities, and to use its best efforts to cause such shelf registration statement to be declared effective.

            SECTION 1. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to each of the Initial Purchasers as of the date hereof and as of the Closing Time (as defined in Section 3 hereof) that:

            (i) As of their respective dates, none of the Offering Memorandum or any amendment or supplement thereto, and at all times subsequent thereto up to and as of the Closing Time, the Offering Memorandum, as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Initial Purchasers to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

            (ii) When the Securities are issued and delivered pursuant to this Agreement, such securities will not be of the same class (within the meaning of Rule 144A) as securities of any of the Issuers which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. The Company has been advised that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

            (iii) Neither of the Issuers, nor any of their affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner

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                                    -5-


      that would require the registration of the Securities under the Act.

            (iv) None of the Issuers or any of their respective affiliates (as such term is defined in Rule 501(b) under the Act) or any person (other than the Initial Purchasers, as to which the Issuers make no representation) acting at the request of the Issuers has engaged, in connection with the offering of the Securities, (A) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, (B) in any directed selling efforts within the meaning of Rule 902 under the Act in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the Act,
      (C) in any manner involving a public offering within the meaning of
      Section 4(2) of the Act or (D) in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or "blue sky" laws.

            (v) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in
      Section 4, and assuming that the representations and warranties contained in the Transferee Letters of Representation (the "Transferee Letters") (substantially in the form of Appendix A to the Offering Memorandum) completed by Accredited Investors or non-U.S. persons purchasing Securities are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors or non-U.S. persons, as the case may be, with the agreements in the Transferee Letters, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

           (vi) The only subsidiaries of the Company as of the date hereof are those listed on Schedule B hereto (also referred to herein as the "Subsidiaries"). Each of the Issuers and the Subsidiaries has been duly organized or incorporated, as the case may be, and validly existing in

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      good standing under the laws of its respective jurisdictions of organization, with all requisite power and authority (corporate or otherwise) under such laws, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Offering Memorandum and (b) to enter into, deliver, incur and perform their respective obligations under the Operative Documents and (c) to consummate each element of the Recapitalization, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business as foreign corporations in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, or business prospects of the Issuers and the Subsidiaries taken as a whole or
      (ii) on the ability of either of the Issuers to perform any of their respective obligations under the Operative Documents or to consummate any of the transactions contemplated hereby or thereby (a "Material Adverse Effect").

            (vii) The Securities, the Exchange Securities and the Private Exchange Securities have been duly authorized by each of the Issuers and the Issuers have all requisite corporate power and authority to execute, issue and deliver the Securities, the Exchange Securities and the Private Exchange Securities and to incur and perform their respective obligations provided for therein. The Notes, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with the terms thereof; and the Guarantee, upon endorsement on the Notes by the Guarantor and upon execution of the Notes by the

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      Company and authentication thereof by the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and upon delivery of the Notes, and payment therefor in accordance with the terms of this Agreement, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Guarantee; and the Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated, issued and delivered by the Issuers in exchange for the Securities, will constitute valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture, enforceable against each of the Issuers in accordance with the terms thereof to the extent each is a party; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) (clauses (a) and (b) being referred to herein as the "Enforceability Limitations").

            (viii) This Agreement has been, and, as of the Closing Time, the Registration Rights Agreement and the Indenture will have been, duly authorized, executed and delivered by the Issuers, and upon such execution by the Issuers (assuming the due authorization, execution and delivery by parties thereto other than the Issuers) this Agreement constitutes, and, as of the Closing Time, the Registration Rights Agreement and the Indenture will constitute, the valid and binding obligations of each of the Issuers, enforceable against the Issuers in accordance with the terms hereof or thereof, subject only to the Enforceability Limitations.

            (ix) Each element of the Recapitalization has been or, as of the Closing Date, will have been, duly authorized by the Issuers, and, as of the Closing Date, the New Credit Agreement and the Supplemental Indenture, upon execution and delivery by the Issuers (assuming due authorization, execution and delivery by the parties thereto other than the Issuers) will constitute the valid and binding obligations of each of the Issuers, enforceable against the Issuers in accordance with the terms hereof or thereof, subject only to the Enforceability Limitations.

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                                       -8-

            (x) No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the performance by the Issuers of their obligations under the Operative Documents, or for the consummation of the transactions contemplated hereby (including the other elements of the Recapitalization) or thereby except such as may be required (A) in connection with the registration under the Act of the Securities, the Exchange Securities or the Private Exchange Securities pursuant to the Registration Rights Agreement (including any filing with the NASD), (B) the qualification of the Indenture under the Trust Indenture Act or (C) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Private Exchange Securities or the Exchange Securities pursuant to the Registration Rights Agreement.

           (xi) The issuance, sale and delivery of the Securities, the Exchange Securities and the Private Exchange Securities, if any, the execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture, the consummation by the Issuers of the transactions contemplated hereby, thereby, by the Recapitalization, and in the Offering Memorandum and the compliance by the Issuers with the terms of the foregoing do not, and, at the Closing Time, will not conflict with or constitute or result in a breach or violation by any of the Issuers or the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Issuers or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Issuers have no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such

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                                       -9-


      case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the Issuers and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Issuers or any of the Subsidiaries or any of their respective properties or assets.

            (xii) The Securities, the Exchange Securities, the Registration Rights Agreement and the Indenture will each conform in all material respects to the descriptions thereof in the Offering Memorandum.

            (xiii) The audited consolidated financial statements included in the Offering Memorandum, including the notes thereto, present fairly the financial position of BBC and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of BBC and its consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Offering Memorandum. Arthur Andersen LLP, which has examined certain of such financial statements as set forth in its report included in the Offering Memorandum, is an independent public accounting firm with respect to the Issuers within the meaning of Regulation S-X under the Act. The pro forma financial information relating to BBC and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (xiv) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise specifically stated therein, there has been no

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      (A) material adverse change in the business, condition (financial or otherwise), results of operations or business prospects of any of the Issuers or the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Issuers or the Subsidiaries, other than in the ordinary course of business, that is material to the Issuers and the Subsidiaries, taken as a whole or (C) dividend or distribution of any kind declared, paid or made by BBC or the Company on its capital stock.

           (xv) BBC has the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the subheading "Historical" under the caption "Capitalization"; all of the outstanding capital stock of BBC has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). None of the Issuers own, directly or indirectly, any material amount of shares, or any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries, as set forth on
      Schedule 1 hereto. No holder of any securities of BBC is entitled to have such securities (other than the Securities, the Exchange Securities and the Private Exchange Securities, if any) registered under any registration statement contemplated by the Registration Rights Agreement. All of the outstanding capital stock of each of the Subsidiaries has been duly authorized and, to the knowledge of the Issuers, validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document) and the outstanding shares of the capital stock owned by BBC of the Company are owned beneficially and of record by BBC free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting of, or the payment to BBC of dividends or distributions on such capital stock, except as set forth in the Offering Memorandum.

            (xvi) None of the Issuers or the Subsidiaries is (A) in violation of its respective Organizational Documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or

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                                      -11-


      observance of any obligation, agreement, covenant or condition contained in any Contract, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Issuers or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or
      (C), such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by either Issuer or the Subsidiaries which are material (individually or in the aggregate) to the Issuers and the Subsidiaries, are held by such Issuer or such Subsidiary, as the case may be, under valid, subsisting and enforceable leases with such exceptions that would not, individually or in the aggregate, have or result in a Material Adverse Effect.

            (xvii) The Issuers and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Memorandum, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Issuers or the Subsidiaries has received any notice of infringement of or conflict with (and none of them knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

            (xviii) The Issuers and the Subsidiaries have obtained all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all material declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Memorandum.

            (xix) There is no legal action, suit, proceeding inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened against any of the Issuers or the Subsidiaries or affecting the Issuers or the Subsidiaries or any of their respective properties which would be required to be disclosed in a registration statement filed under the Act which would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Offering Memorandum, none of the Issuers or the Subsidiaries has received any notice or claim of any material default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of its respective Contracts or has knowledge of any material breach of any of such Contracts by the other party or parties thereto.

            (xx) Each of the Issuers and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against any of the Issuers or the Subsidiaries.

            (xxi) Each of the Company and the Subsidiaries has good and marketable title to all real and personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions does not result in a Material Adverse Effect.

            (xxii) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (xxiii) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, the Exchange Securities or the Private Exchange Securities.

            (xxiv) No labor problem, dispute or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Issuers, is threatened which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (xxv) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            (xxvi) None of the Company nor any Subsidiary has any material profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company or any Subsidiary.

            (xxvii) A true and correct copy of the executed New Credit Agreement has been delivered to the Initial Purchasers and counsel to the Initial Purchasers on or prior to the Closing Time. There have been no amendments, alterations, modifications or waivers of the provisions of the New Credit Agreement. The New Credit Agreement conforms in all material respects to the description thereof in the Offering Memorandum.

            (xxviii) The Note Repurchase Letters received from holders of 100% of the Old Notes have been received by the Company and the Note Repurchase Letters do not conflict with or constitute or result in a breach or violation of any of the terms of the Old Notes Indenture. The Note Repurchase Letters were obtained by the Company in compliance with the Act and the Exchange Act.

            (xxix) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

            (xxx) Each of the Company and BBC are, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Issuers on a particular date, that on such date (A) the fair market value of the assets of each of the Issuers exceeds its respective liabilities (including without limitation, stated liabilities and identified contingent liabilities), (B) the present fair salable value of the assets of each of the Issuers will exceed its respective probable liabilities on its debts (including without limitation, stated liabilities and identified contingent liabilities), (C) the fair market value of each of the Issuers' total assets exceeds its total liabilities, including identified contingent liabilities, by an amount at least equal to the total par value of its common stock, both immediately prior to and after the Distribution, (D) each of the Issuers is and will be able to pay its debts (including without limitation, stated liabilities and identified contingent liabilities) as such debts mature and (E) each of the Issuers will not have unreasonably small capital with which to conduct its present and anticipated business.

            (b) Any certificate signed by any officer of any of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered thereby.

            SECTION 2. Purchase and Sale of the Securities. The Company agrees to sell to the Initial Purchasers and, subject to the terms and conditions and in reliance upon the representations and warranties of the Issuers herein set forth, each of the Initial Purchasers agrees severally to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the respective principal amount of Notes set forth in Schedule A attached hereto opposite the name of such Initial Purchaser.

            SECTION 3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 A.M., New York City time, on November 19, 1996, or such later date and time not more than two (2) business days thereafter as the Initial Purchasers and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Time"). Delivery of the Securities shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds to the order of the Company or as the

Company may direct. Delivery of the Securities in definitive form shall be made at such location as the Initial Purchasers shall reasonably designate at least two business days in advance of the Closing Time and payment for the Securities shall be made at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Time.

            The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 10:00 A.M. on the business day prior to the Closing Time.

            SECTION 4. Resale of the Securities. The Initial Purchasers have advised the Issuers that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants (as to itself only) to, and agrees with, the Issuers that (i) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (a) a "qualified institutional buyer" (a "QIB") within the meaning of Rule 144A under the Act and is aware that the sale to it is being made in reliance on Rule 144A under the Act, (b) an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act (an "Accredited Investor"), or (c) a person other than a U.S. person (a "foreign purchaser"), which term shall include dealers or other professional fiduciaries in the U.S. acting on a discretionary basis for foreign beneficial owners in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Act;
(ii) it acknowledges that the Securities have not been registered under the Act and that none of the Securities may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;
(iii) it shall not resell or otherwise transfer any of such Securities prior to
(a) the date which is three years (or such shorter period of time as permitted by Rule 144(k) under the Act or any successor provision thereunder) after the later of the date of original issuance of the Securities and (b) such later date, if any, as may be required by applicable laws except (a) to the Company or its Subsidiaries, (b) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee), (d) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 904 of Regulation S, (e) pursuant to the exemption from registration provided by Rule 144 under the Act (if available), (f) pursuant to an effective registration statement under the Act or (g) pursuant to another available exemption from the registration requirements of the Act; (iv) it agrees that it will give to each person to whom it transfers the Securities notice of any restrictions on transfer of such Securities; (v) it understands that all of the Securities will bear a legend substantially similar to that in Section 5(j) hereof, unless otherwise agreed by the Company and the Trustee; (vi) it acknowledges that the Trustee will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with; and (vii) it acknowledges that the Issuers, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Securities are no longer accurate, it shall promptly notify the Issuers, the Trustee and the Initial Purchasers. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

            SECTION 5. Covenants of the Issuers. Each of the Issuers covenant with the Initial Purchasers as follows:

            (a) The Issuers will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto as the Initial Purchasers and their counsel may reasonably request.

            (b) The Issuers will not at any time make any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum without the prior written consent of the Initial Purchasers.

            (c) If at any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not its affiliates (as determined by the Initial Purchasers) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum, as then amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if in the opinion of the Initial Purchasers or counsel to the Initial Purchasers, such amendment or supplement is necessary to comply with applicable law, the Issuers will, subject to paragraph (b) of this Section 5, promptly prepare, at their own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance agreed upon by the Initial Purchasers and counsel to the Initial Purchasers), so that as so amended or supplemented, the statements in the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. Each of the Issuers agrees to notify the Initial Purchasers in writing to suspend use of the Offering Memorandum as promptly as practicable after the occurrence of an event specified in this paragraph (c), and the Initial Purchasers hereby agree upon receipt of such notice from the Issuers to suspend use of the Offering Memorandum until the Issuers have amended or supplemented the Offering Memorandum to correct such misstatement or omission or to effect such compliance.

            (d) Notwithstanding any provision of paragraph (b) or (c) to the contrary, however, the Issuers' obligations under paragraphs (b) and (c) and the Initial Purchasers' obligations under paragraph (c) shall terminate on the earliest to occur of (i) expiration of the Exchange Offer

      (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (ii) the effective date of a shelf registration statement with respect to the Securities filed pursuant to the Registration Rights Agreement, (iii) the date upon which no Initial Purchaser nor any of their respective affiliates continues to hold Securities acquired as part of their initial distribution and (iv) the date upon which no Initial Purchaser nor any of their respective affiliates continues to hold Private Exchange Securities, if any.

            (e) None of the Issuers nor any of their affiliates (as defined in Rule 501(b) under the Act) will solicit any offer to buy or offer or sell the Securities, the Exchange Securities or the Private Exchange Securities, if any, by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or by means of any directed selling efforts (as defined in Rule 902 under the Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Securities, the Exchange Securities or the Private Exchange Securities, as applicable.

            (f) None of the Issuers nor any of their affiliates (as defined in Rule 501(b) under the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

            (g) The Company will, so long as the Securities are outstanding, furnish to the Trustee on a timely basis, pursuant to the Indenture, whether or not the Company has a class of securities registered under the Exchange Act (i) audited year-end consolidated financial statements of BBC (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required under Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and (ii) unaudited quarterly consolidated financial statements of BBC (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP and substantially in the form required by Regulation S-X under the Act and the information described in Item 303 of Regulation S-K under the Act with respect to such period and will furnish to the Initial Purchasers copies of all such reports and information, together with such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to the Trustee. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

            (h) Each of the Issuers will use its reasonable best efforts in cooperation with the Initial Purchasers to (i) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and (ii) permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations of the NASD.

            (i) Prior to the Closing Time, the Company, will furnish to the Initial Purchasers, if and as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of BBC for any period subsequent to the period covered by the most recent financial statements of BBC appearing in the Offering Memorandum which have been prepared in the ordinary course of business.

            (j) Each Security and Private Exchange Security, if any, will bear the following legend until such legend shall no longer be necessary or advisable because the Securities are no longer subject to the restrictions on transfer described herein:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE

            DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR ANY PREDECESSOR OF THIS SECURITY OR THE LAST DATE ON WHICH BLUE BIRD BODY COMPANY (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS, (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH

            ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "US PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            (k) The Issuers will arrange for the registration and qualification of the Securities for offering and sale under the applicable securities or "blue sky" laws of such states and other jurisdictions as the Initial Purchasers may designate in connection with the resale of the Securities as contemplated by this Agreement and the Offering Memorandum and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided that in no event shall any of the Issuers be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5(k),
      (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. The Issuers will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Issuers shall promptly advise the Initial Purchasers of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution, threatening or contemplation of any proceeding for such purpose.

            (l) From the date hereof to the Closing Time, none of the Issuers will issue any press release or other public communication directly or indirectly or hold any press conference with respect to the Issuers or any of the Subsidiaries or the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Issuers or any of the Subsidiaries, without the prior consent of the Initial Purchasers (which consent shall not be unreasonably withheld), unless in the judgment of the Issuers and their counsel, and after notification to the Initial Purchasers, such press release, communication or conference is required by law.

            (m) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Offering Memorandum under the heading "Use of Proceeds."

            (n) The Issuers shall not, for a period of 180 days from the date of the Offering Memorandum, without the prior written consent the Initial Purchasers, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of any debt securities of the Company or any of the Subsidiaries (other than the Exchange Securities and the Private Exchange Securities, if any).

            (o) The Company agrees, at its expense, (i) as soon as practicable after the Closing Time and concurrent with the filing of a registration statement with respect to the Exchange Securities or the Securities, as the case may be, under the Registration Rights Agreement, it will prepare a registration statement under the Act in connection with the market-making activities of Merrill Lynch with respect to the Exchange Securities or the Securities, as the case may be, containing such disclosures as are customary and appropriate for such a document and file such registration statement and use its best efforts to cause such registration statement to become effective under the Act as soon as practicable thereafter or (ii) in lieu of the registration statement in clause (i) hereof, the Company will cause the registration statement in respect of the Exchange Securities or the Securities, as the case may be, to contain alternative pages in connection with the market-making activities of Merrill Lynch with respect to the Exchange Securities or the Securities, as the case may be, and that, in the case of either clause (i) or (ii) hereof, it will keep such registration statement in effect as long as is required by the Act in the reasonable judgement of Merrill Lynch to engage in market-making activities. The Company agrees to obtain from its independent accountants, at its expense, on each effective date of such registration statement, a letter addressed to Merrill Lynch dated such date covering matters described in Section 5(g) hereof, modified as appropriate to reflect the registered nature of the Exchange Securities or the Securities, as the case may be, in each case, in form and substance satisfactory to Merrill Lynch. The Company agrees to furnish Merrill Lynch as many copies of the registration statement and each report of the Company filed with the Commission pursuant to Section 13 or 15 of the Exchange Act as Merrill Lynch shall reasonably request in connection with its market-making activities. If a "qualified independent underwriter" is required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with such market-making activities, the Company shall pay such underwriter's fee (in a customary amount for transactions of this type and amount) and expenses and to indemnify such underwriter on customary terms. Such qualified independent underwriter shall be a firm selected by Merrill Lynch and reasonably agreed upon by the Company.

            SECTION 6. Payment of Expenses. (a) Whether or not any sale of the Securities is consummated, the Issuers agree jointly and severally to pay and bear all costs and expenses incident to the performance of all of their obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the preparation, issuance, printing and distribution of the Securities, the Exchange Securities, the Private Exchange Securities, if any, and any survey of state securities or "blue sky" laws or legal investment memoranda, (iii) the delivery to the Initial Purchasers of the Securities, the Exchange Securities or the Private Exchange Securities, (iv) the fees and disbursements of the Issuers' counsel and accountants, (v) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 5(k) hereof and any filing for review of the offering with the NASD, if required, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchasers in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (vi) any fees charged by rating agencies for rating the Securities, the Exchange Securities and the Private Exchange Securities, if any, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (viii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (ix) all expenses in connection with the letter prepared by Valuation Research Corporation, and (x) all expenses and listing fees in connection with the application for designation of the Securities as PORTAL securities and to permit the Securities, the Exchange Securities and the Private Exchange Securities, as applicable, to be eligible for clearance through The Depository Trust Company.

            (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by an Initial Purchaser in payment for the Securities at the Closing Time, the Issuers agree jointly and severally to reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

            SECTION 7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities are subject to the continued accuracy, as of the Closing Time, of the representations and warranties of the Issuers herein contained, to the accuracy of the statements of the Issuers and officers of the Issuers made in any certificate pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder, and to the following further conditions:

            (a) At the Closing Time, the Initial Purchasers shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Issuers, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, to the effect that:

                  (1) BBC has been duly incorporated and is validly existing under the laws of the State of

            Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the other Operative Documents; BBC is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (2) BBC has all requisite corporate power and authority to issue the Guarantee;

                  (3) the authorized, issued and outstanding capital stock of
            BBC is as set forth in the Offering Memorandum under the caption "Capitalization";

                  (4) BBC has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture and to consummate each other element of the Recapitalization to which it is a party; and each of this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture has been duly authorized by BBC and each other element of the Recapitalization to which BBC is a party has been duly authorized by BBC.

                  (5) no consent, approval, authorization, license,
            qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of the United States or the State of New York or the General Corporation Law of the State of Delaware is required for the execution and delivery by the Issuers of this Agreement, the Registration Rights Agreement or the Indenture or for the issue and sale of the Securities, the Exchange Securities or the Private Exchange Securities, if any, or the issuance of the Guarantee by BBC or the consummation by the Issuers of any of the transactions contemplated herein (including the other elements of the

            Recapitalization) or therein, except such as may be required (A) in connection with the registration under the Act of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement, (B) the qualification of the Indenture under the Trust Indenture Act in connection with the registration of the Securities, the Exchange Securities or the Private Exchange Securities, if any, pursuant to the Registration Rights Agreement and (C) under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion);

                  (6) the issuance, sale and delivery of the Securities, the
            Exchange Securities and the Private Exchange Securities, if any, the execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture (in each case assuming due authorization and execution by each party other than BBC), the declaration and payment of the BBC Distribution and the consummation by the Issuers of the transactions contemplated hereby (including each element of the Recapitalization) and thereby and the compliance by the Issuers with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Issuers or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of BBC, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Issuers, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers under any material agreements or instruments known to such counsel or (C) any law, statute, rule, or regulation of the United States or the State of New York or under the General Corporation Law of the State of Delaware or any order, decree or judgment known to such counsel to be applicable to the Issuers, of any court or governmental or regulatory agency or body or arbitrator in the United States or the States of New York or Delaware.

                  (7) the statements in the Offering Memorandum under the
            headings "Summary - The Offering," "Description of the Notes" and "Exchange Offer; Registration Rights," insofar as such statements purport to summarize certain provisions of the Securities, the Exchange Securities, the Registration Rights Agreement and the Indenture provide a fair summary of such provisions of such agreements and instruments and are complete in all material respects;

                  (8) all descriptions in the Offering Memorandum of Contracts and other documents to which the Company or the Subsidiaries are a party are accurate and complete in all material respects;

                  (9) each of the Indenture and the Registration Rights
            Agreement (assuming due authorization and execution by each party thereto other than BBC) constitutes a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except (a) with respect to the Indenture and the Registration Rights Agreement, the Enforceability Limitations, and (b) with respect to the Registration Rights Agreement, that such counsel expresses no opinion regarding the enforceability of the indemnification provisions contained in Section 4 thereof;

                 (10) each of the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement, and the Exchange Securities and the Private Exchange Securities, if any, when executed, authenticated and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations;

                  (11) the Guarantee, when authenticated, executed and delivered by BBC in accordance with the provisions of the Indenture (assuming the due authentication of the Notes by the Trustee) will be entitled to the benefits of the Indenture and will be a legal, valid and binding obligation of BBC enforceable against BBC in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations;

                 (12) The Note Repurchase Letters do not conflict with or
            constitute or result in a breach or violation of any of the terms of the Old Notes Indenture.

                 (13) to the knowledge of such counsel, other than as described in the Offering Memorandum, no legal, regulatory or governmental proceedings are pending to which any of the Issuers or the Subsidiaries is a party or to which the assets of the Issuers or the Subsidiaries are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, would have a material adverse effect on the power or ability of the Issuers to perform their respective obligations under the Operative Documents or to consummate the transactions contemplated thereby (including the other elements of the Recapitalization) or by the Offering Memorandum and no such material proceedings have been threatened against any of the Issuers or with respect to any of their respective assets or properties;

                 (14) assuming that the representations and warranties of the
            Initial Purchasers contained in Section 4 of this Agreement are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4 hereof, and assuming that the representations and warranties contained in the Transferee Letters (substantially in the form of Appendix A to the Offering Memorandum) completed by Accredited Investors and non-U.S. persons purchasing Securities from the Initial Purchasers are true and correct as of the Closing Time, and assuming compliance by such Accredited Investors and non-U.S. persons with the agreements in the Transferee Letters, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement that would require the Issuers to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

                 (15) neither Issuer nor any of the Subsidiaries is an
            "investment company" or a company "controlled by" or required to register as an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

                 (16) when the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of any of the Issuers which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Issuers and representatives of the independent certified accountants of the Issuers, at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and only to the extent set forth in subclauses (7) and (8) above), on the basis of the foregoing (relying as to materiality to a large extent upon representations and opinions of officers and other representatives of the Issuers), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data set forth or referred to in the Offering Memorandum.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States and the laws of the States of Delaware and New York, (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Issuers and certificates of public officials and (C) may rely to the extent they deem proper upon the opinion of Rogers & Hardin contemplated by subsection (b).

            References to the Offering Memorandum in this subsection (a) include any supplements thereto at or prior to the Closing Time.

            (b) At the Closing Time, the Initial Purchasers shall have received the opinion of Rogers & Hardin, special counsel to the Company, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, to the effect that:

                  (1) the Company has been duly incorporated and is validly
            existing under the laws of the State of Georgia, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the other Operative Documents; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (2) all of the authorized, issued and outstanding capital
            stock of the Company is owned by BBC as set forth in the Offering Memorandum under the caption "Capitalization";

                  (3) the Company has the requisite corporate power and
            authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture and to consummate each other element of the

            Recapitalization to which it is a party; and each of this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities, the Private Exchange Securities and the Indenture has been duly authorized by the Company; the Company has the requisite corporate power and authority to issue and deliver the Securities, the Exchange Securities and the Private Exchange Securities; and the Securities, the Exchange Securities and the Private Exchange Securities have been duly authorized by the Company for issuance; and each other element of the Recapitalization to which the Company is a party has been duly authorized by the Company;

                  (4) no consent, approval, authorization, license,
            qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of the State of Georgia is required for the execution and delivery by the Company of this Agreement, the Registration Rights Agreement or the Indenture or for the issue and sale of the Securities, the Exchange Securities or the Private Exchange Securities, if any, or the consummation by the Company of any of the transactions contemplated herein (including the other elements of the Recapitalization) or therein, except such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion);

                  (5) the issuance, sale and delivery of the Securities, the
            Exchange Securities and the Private Exchange Securities, if any, the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the Indenture (in each case assuming due authorization and execution by each party other than the Company), the declaration and payment of the Blue Bird Dividend and the consummation by the Issuers of the transactions contemplated hereby (including the other elements of the Recapitalization) and thereby and the compliance by the Issuers with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Issuers or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any law, statute, rule, or regulation of the State of Georgia or any order, decree or judgment known to such counsel to be applicable to the Issuers, of any court or governmental or regulatory agency or body or arbitrator in the State of Georgia or (C) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Issuers or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or the Subsidiaries under any Contracts.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the laws of the State of Georgia and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Issuers and certificates of public officials.

            References to the Offering Memorandum in this subsection (b) include any supplements thereto at or prior to the Closing Time.

            (c) The Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain matters set forth in clauses (4), (7), (9), (10), (11) and (14) of subsection (a) of this
      Section 7.

            In rendering such opinion, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            In addition, such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Issuers and representatives of the independent accountants for the

      Issuers at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not verified and does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing (relying as to materiality to a large extent upon the representations and opinions of officers and other representatives of the Issuers), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum, at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of BBC and its subsidiaries set forth or referred to in the Offering Memorandum).

            (d) The following conditions contained in clauses (i) and (ii) of this subsection (d) shall have been satisfied at and as of the Closing Time and each of the Issuers shall have furnished to the Initial Purchasers a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each of the Issuers, dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum, and this Agreement and that:

                  (i) the representations and warranties of the Issuers in this
            Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Issuers have complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied in all material respects at or prior to the Closing Time; and

                  (ii) since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not arising in the ordinary course of business. As used in this subparagraph, the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

            (e) At the time that this Agreement is signed and at the Closing Time, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                  (i) in their opinion the audited financial statements included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder;

                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Issuers; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, the board of directors and committees thereof of each of the Issuers; and inquiries of certain officials of each of the Issuers who have responsibility for financial and accounting matters of BBC and the Company as to transactions and events subsequent to July 27, 1996, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe that:

                        (A) the unaudited financial statements included in the
                  Offering Memorandum do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum; or

                        (B) with respect to the period subsequent to July 27,
                  1996, that at a specified date not more than three business days prior to the date of the letter, there were any changes in the capital stock or there were any increases in the long-term debt or any decreases in the net current assets, or shareholders' equity of BBC, as compared with the amounts shown on the unaudited balance sheet at July 27, 1996 included in the Offering Memorandum, or for the period from July 28, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income before extraordinary items or net income of BBC (on a consolidated basis), except in all instances for increases or decreases that the Offering Memorandum discloses have occurred or may occur; and

                  (iii) they have performed certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records or other unaudited schedules of the Issuers and are included in the Offering Memorandum, and have compared such amounts, percentages and financial information with such records of the Issuers and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation. References to the Offering Memorandum in this subsection (e) include any supplement thereto at the date of the applicable letter.

            (f) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuers the effect of which is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

            (g) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

            (h) The Issuers and the Trustee shall have entered into the Indenture.

            (i) The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement.

            (j) On or prior to the Closing Time, the Company shall have amended and restated its Existing Credit Agreement (as defined in the Offering Memorandum) on the terms described in the Offering Memorandum; all conditions to the availability and the initial borrowing under the New Credit Agreement (as defined in the Offering Memorandum) shall have been satisfied; and the funding under the New Credit Agreement shall occur on or prior to the Closing Time.

            (k) On or prior to the Closing Time, the Initial Purchasers shall have received a letter from Valuation Research Corporation with respect to the Issuers in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (l) On or prior to the Closing Time, the Board of Directors of the Company shall have declared the Blue Bird Dividend and the Board of Directors of BBC shall have declared the BBC Dividend as described in the Offering Memorandum.

            (m) All of the conditions to the sale to the Company by the holders of 90% or more of the Company's Old Notes shall have been satisfied on or prior to the Closing Time and, on or prior to the Closing Time, the Company shall have received 90% or more of the outstanding Old Notes from the holders of the Old Notes who are parties to the

      Note Repurchase Letters. In the event that less than all of the Old Notes are received by the Company from the holders of the Old Notes, the Company will (i) cause a supplemental indenture in respect of the Old Notes to be executed by the Company and the trustee under the indenture governing the Old Notes as contemplated by the Note Repurchase Letters and (ii) deliver to the Initial Purchasers and to counsel for the Initial Purchasers legal opinions and other documents reasonably required by, and acceptable in form and substance to, the Initial Purchasers and counsel for the Initial Purchasers.

            If any condition specified in this Section 7 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuers, and such termination shall be without liability of any party to any other party except as provided in Section 6. Notwithstanding any such termination, the provisions of Sections 8 and 9 shall remain in effect. Notice of such cancellation shall be given to the Issuers in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and counsel for the Initial Purchasers shall reasonably request.

            SECTION 8. Indemnification.

            (a) The Issuers agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their respective affiliates, and each person, if any, who controls any Initial Purchaser or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Final Offering Memorandum or "market-making prospectus" (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum or "market-making prospectus" (or any amendment or supplement thereto).

            (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, Final Offering Memorandum or "market-making prospectus" (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum, Final Offering Memorandum or "market-making prospectus" (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or
Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as to which such indemnified party is liable pursuant to Section 8(a) or
(b), as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            SECTION 9. Contribution. If the indemnification provided for in
Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

            The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of any of the Issuers, each officer of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

            SECTION 10. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Issuers and their respective officers and of the Initial Purchasers contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery and payment for the Securities to the Initial Purchasers.

            SECTION 11. Termination of Agreement.

            (a) Termination: General. (a) The Initial Purchasers may terminate this Agreement, by notice to any of the Issuers, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum and on or prior to the Closing Time, any Material Adverse Change with respect to the Issuers and the Subsidiaries, taken as a whole whether or not arising in the ordinary course of business, or (iii) since the date of this Agreement and on or prior to the Closing Time, (A) there has occurred any outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of any Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading generally on the New York Stock Exchange, the American

Stock Exchange or the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other governmental authority or (C) a general banking moratorium has been declared by either Federal or New York authorities. As used in this Section 11(a), the term "Offering Memorandum" means the Offering Memorandum in the form first used to confirm sales of the Securities.

            (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9 and 16 shall survive such termination and remain in full force and effect.

            (c) This Agreement may also terminate pursuant to the provisions of
Section 7, with the effect stated in such Section.

            SECTION 12. Default By One of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), the other Initial Purchaser shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the nondefaulting Initial Purchaser, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the other Initial Purchaser shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser.

            No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or an Issuer shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

            SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention: Bennett Rosenthal, Managing Director; and notices to the Issuers shall be directed to Blue Bird Body Company, 3920 Arkwright Road, Macon, Georgia, 31210, attention: Paul Glaske, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, attention: David A. Katz.

            SECTION 14. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and under the heading "Plan of Distribution" in the Preliminary Offering Memorandum or the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 1 and 8 hereof.

            SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, their respective affiliates and the Issuers and their respective successors and legal representatives and the controlling persons and officers, directors, employees and agents referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers their respective affiliates and the Issuers and their respective successors and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

            SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York City time.

            SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, when each party has executed a counterpart, all such counterparts taken together shall constitute one and the same agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

                                    Very truly yours,

                                    BLUE BIRD BODY COMPANY



                                    By:  /s/ Paul E. Glaske
                                        --------------------------------
                                        Name:  Paul E. Glaske
                                        Title: President

                                    BLUE BIRD CORPORATION



                                    By:  /s/ Paul E. Glaske
                                        --------------------------------
                                        Name:  Paul E. Glaske
                                        Title: President


Confirmed and accepted as of
  the date first above
  written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By:  /s/ Bennett Rosenthal
    -----------------------------------
    Name:  Bennett Rosenthal
    Title: Director


BT SECURITIES CORPORATION


By:  /s/ Patrice M. Daniels
    -----------------------------------
    Name:  Patrice M. Daniels
    Title: Managing Director